EXHIBIT 99.2

News Release

Contact:	Michelle Hards
(419) 535-4636
michelle.hards@dana.com

DANA CORPORATION REPORTS STRONGER FIRST-QUARTER RESULTS

Increased Volume and Cost Reductions Drive Improvement

TOLEDO, Ohio, April 21, 2004 — Dana Corporation (NYSE: DCN) today announced that its 2004 first-quarter sales were $2.3 billion compared to $2.0 billion during the same period last year. Net income for the quarter totaled $63 million, or 42 cents per share, compared to net income of $41 million, or 28 cents per share, for the period in 2003. First-quarter 2004 net income included $2 million of unusual net gains on the sale of Dana Credit Corporation (DCC) assets, while income during the same period last year included $10 million in comparable gains.

“We are very pleased with the continued progress demonstrated by our first-quarter performance,” said Dana Chairman and CEO Mike Burns. “Our profit improvement was driven by a combination of higher production volumes, new business programs, and the continued realization of benefits from our restructuring and other cost-reduction efforts.”

First-quarter sales were up 17 percent over the comparable period last year. While 2004 sales benefited from $125 million of currency translation, the majority of the sales increase was driven by new business programs and higher production volumes in the principal markets served by Dana, particularly the North American heavy-truck sector.

Profit from continuing operations — those operations not included in the company’s proposed divestiture of its aftermarket business — was $50 million, or 33 cents per share, in the first quarter of 2004, compared to $36 million or 25 cents per share during the first quarter of 2003. Excluding the unusual gains from DCC asset sales, this represents an 85 percent quarter-over-quarter improvement.

“Our improved profitability was evident in a higher operating margin,” Mr. Burns said. “In fact, our margin improvement would have been even better if not for continued launch-related costs in our structures group. While these costs are not yet fully behind us, we took further actions to address the remaining issues in the first quarter and are confident that we will see improvement in the second quarter.”

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Aftermarket Business Performance Improved

Dana also saw improved results from its automotive aftermarket business, which is accounted for as a “discontinued operation” and targeted for divestiture by June 30. Bottom-line performance in the aftermarket business currently held for sale improved from $10 million in the first quarter of 2003 to $13 million in the first quarter of this year. Income from discontinued operations reported for the first quarter of 2003 included a $5 million loss from the company’s engine management business, which was sold in June 2003.

Cash Flow Improved

Chief Financial Officer Bob Richter said, “While we experienced our normal seasonal build-up in working capital, the increase in net debt was less than during the comparable period last year, due to stronger earnings and the receipt of more than $70 million in tooling reimbursements from our customers.

“During the quarter, we paid off $231 million in maturing bonds,” he added. “So, exclusive of DCC’s obligations, our next scheduled maturity of long-term debt does not occur until 2008.

“DCC also reduced its debt as it continues to work down its portfolio through scheduled payments and asset sales,” he added. “During the first quarter, the DCC portfolio was reduced by another $100 million, at a net gain of $2 million. This brings the total asset reduction since we began the DCC asset sale program in October 2001 to $940 million, with a cumulative net after-tax gain of $68 million.”

Business Unit Combination Leverages Resources for Automotive Customers

Dana recently announced the combination of its Automotive Systems and Engine and Fluid Management groups into a single business unit retaining the Automotive Systems Group name. The move is designed to better leverage Dana’s resources to benefit its automotive customers, while also enhancing its own focus on profitable growth with these customers. The new Automotive Systems Group provides Dana with a focused $5.9 billion business integrating the company’s product offerings to light-vehicle original equipment manufacturers. All of Dana’s segment disclosures now reflect the combination of these business units.

Dana Reiterates Full-Year EPS Guidance

“While we are pleased with our continued progress, we recognize that we still have much work to do,” Mr. Burns said. “Specifically, we will increase our customer focus to achieve top-line growth and better leverage our capabilities in areas like purchasing to achieve greater economies of scale.

“The first quarter was not without its challenges, including launch costs and industry-wide steel surcharges,” he added. “And yet, we met our expectations in spite of these challenges. There will always be bumps in the road, but we remain committed to achieving our goal of earnings per share of at least $1.90 in 2004.”

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Quarterly Conference Call Scheduled Today at 10 a.m.

Dana will discuss its first-quarter results in a conference call at 10 a.m. (EDT) today. The call may be accessed via Dana’s web site (www.dana.com), where it will be accompanied by a brief slide presentation, or by dialing (800) 275-3210. Please dial into the conference five minutes prior to the call. An audio recording of this conference call will be available after 1 p.m. today. To access this recording, please dial (800) 537-8823. A webcast replay of the call will be available after 3 p.m. today and will be accessible via the Dana web site.

Dana Corporation is a global leader in the design, engineering, and manufacture of value-added products and systems for automotive, commercial, and off-highway vehicles. Delivering on a century of innovation, the company’s continuing operations employ approximately 45,000 people worldwide dedicated to advancing the science of mobility. Founded in 1904 and based in Toledo, Ohio, Dana operates technology, manufacturing, and customer-service facilities in 30 countries. Sales from continuing operations totaled $7.9 billion in 2003.

Forward-Looking Statements

Certain statements contained in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on our current information and assumptions. Forward-looking statements are inherently subject to risks and uncertainties. Dana’s actual results could differ materially from those that are anticipated or projected due to a number of factors. These factors include national and international economic conditions; adverse effects from terrorism or hostilities; the strength of other currencies relative to the U.S. dollar; the cyclical nature of the global vehicular industry; changes in business relationships with our major customers and in the timing, size and continuation of their and our programs; the ability of our customers and suppliers to achieve their projected sales and production levels; competitive pressures on our sales and pricing; increases in production or material costs that cannot be recouped in product pricing; the continued success of our cost reduction and cash management programs and of our long-term transformation strategy for the company; the success and timing of the contemplated divestiture of the automotive aftermarket business; and other factors set out in our public filings with the Securities and Exchange Commission. Dana does not undertake to update any forward-looking statements in this release.

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Dana Corporation
Financial Summary (Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31
			Percent
	2004	2003	Change
Sales	$2,311	$1,976	17%

Income from continuing operations	$50	$36	39%
Income from discontinued operations	13	5	160%

Net income	$63	$41	54%

Income from continuing operations	$50	$36	39%
Less — gains from sales of DCC assets	(2)	(10)	-80%

Income from continuing operations excluding unusual items	$48	$26	85%

Components of discontinued operations:
Income from automotive aftermarket business	$13	$10	30%
Loss from engine management business		(5)	-100%

Income from discontinued operations	$13	$5	160%

Diluted earnings per share:
Income from continuing operations	$0.33	$0.25	32%
Income from discontinued operations	0.09	0.03	200%

Net income	$0.42	$0.28	50%

Income from continuing operations, excluding unusual items	$0.32	$0.18	78%
Income from discontinued operations	0.09	0.03	200%

Net income, excluding unusual items	0.41	0.21	95%
Unusual items	0.01	0.07

Net income	$0.42	$0.28	50%

Dana Corporation
Condensed Statement of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31
	2004	2003
Net sales	$2,311	$1,976
Revenue from lease financing and other income	14	29

	2,325	2,005

Costs and expenses
Cost of sales	2,105	1,801
Selling, general and administrative expenses	136	136
Interest expense	51	59

	2,292	1,996

Income before income taxes	33	9
Income tax benefit	3	12
Minority interest	(3)	(2)
Equity in earnings of affiliates	17	17

Income from continuing operations	50	36
Income from discontinued operations	13	5

Net income	$63	$41

Basic earnings per share
Income from continuing operations	$0.34	$0.25
Income from discontinued operations	0.09	0.03

Net income	$0.43	$0.28

Diluted earnings per share
Income from continuing operations	$0.33	$0.25
Income from discontinued operations	0.09	0.03

Net income	$0.42	$0.28

Average shares outstanding -
For Basic EPS	148	148
For Diluted EPS	150	149

Dana Corporation
Condensed Balance Sheet (Unaudited)
(in millions)

	March 31	December 31
Assets	2004	2003
Current assets
Cash and cash equivalents	$546	$731
Accounts receivable
Trade	1,334	1,048
Other	296	326
Inventories	736	743
Assets of discontinued operations	1,283	1,254
Other current assets	387	431

Total current assets	4,582	4,533
Investment in leases	530	622
Investments and other assets	2,243	2,252
Property, plant and equipment, net	2,182	2,210

Total assets	$9,537	$9,617

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable	$361	$493
Accounts payable	1,242	1,076
Liabilities of discontinued operations	328	307
Other current liabilities	1,033	1,089

Total current liabilities	2,964	2,965
Long-term debt	2,588	2,605
Deferred employee benefits and other noncurrent liabilities	1,786	1,901
Minority interest	99	96
Shareholders’ equity	2,100	2,050

Total liabilities and shareholders’ equity	$9,537	$9,617

Dana Corporation
Condensed Statement of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31
	2004	2003
Net income	$63	$41
Depreciation and amortization	93	103
Asset impairment	1	6
Gain on divestitures and asset sales	(4)	(11)
Working capital increase	(222)	(237)
Other	7	(13)

Net cash flows — operating activities	(62)	(111)

Purchases of property, plant and equipment	(79)	(76)
Payments received on leases	3	9
Net loan repayments from customers	1	2
Asset sales	103	104
Other	1	6

Net cash flows — investing activities	29	45

Net change in short-term debt	115	87
Proceeds from long-term debt	5
Payments on long-term debt	(259)	(6)
Dividends paid	(18)	(1)
Other	5	(1)

Net cash flows — financing activities	(152)	79

Net change in cash and cash equivalents	(185)	13
Cash and cash equivalents — beginning of period	731	571

Cash and cash equivalents — end of period	$546	$584

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Condensed Statement of Income (Unaudited)
(in millions)

	Three Months Ended March 31
	2004	2003
Net sales	$2,311	$1,976
Other income	7	13

	2,318	1,989

Costs and expenses
Cost of sales	2,114	1,814
Selling, general and administrative expenses	122	116
Interest expense	38	42

	2,274	1,972

Income before income taxes	44	17
Income tax expense	(11)	(6)
Minority interest	(3)	(2)
Equity in earnings of affiliates	20	27

Income from continuing operations	50	36
Income from discontinued operations	13	5

Net income	$63	$41

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Condensed Balance Sheet (Unaudited)
(in millions)

	March 31	December 31
Assets	2004	2003
Current assets
Cash and cash equivalents	$451	$664
Accounts receivable
Trade	1,334	1,048
Other	280	300
Inventories	736	743
Assets of discontinued operations	1,283	1,254
Other current assets	364	399

Total current assets	4,448	4,408
Investments and other assets	2,577	2,580
Property, plant and equipment, net	1,992	2,014

Total assets	$9,017	$9,002

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable	$172	$260
Accounts payable	1,242	1,076
Liabilities of discontinued operations	328	307
Other current liabilities	1,200	1,235

Total current liabilities	2,942	2,878
Long-term debt	2,099	2,087
Deferred employee benefits and other noncurrent liabilities	1,779	1,893
Minority interest	97	94
Shareholders’ equity	2,100	2,050

Total liabilities and shareholders’ equity	$9,017	$9,002

Dana Corporation
(Including Dana Credit Corporation on an Equity Basis)
Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Three Months Ended March 31
	2004	2003
Sources
Net income	$63	$41
Depreciation	83	86
Asset sales	14	24
Working capital decrease (increase)	(180)	(192)

	(20)	(41)

Uses
Capital spend	(76)	(72)
Dividends	(18)	(1)
Restructuring cash payments	(23)	(44)
Net changes in other accounts	16	(8)

	(101)	(125)

Cash change in net debt	$(121)	$(166)

Dana Corporation
Condensed Consolidating Statement of Income (Unaudited)
(in millions)

	Three Months Ended March 31, 2004
	Dana
	with DCC on			Elimination	Dana
	Equity Basis	DCC		Entries	Consolidated
Net sales	$2,311	$		$	$2,311
Other income	7		22	(15)	14

	2,318		22	(15)	2,325

Costs and expenses
Cost of sales	2,114			(9)	2,105
Selling, general and administrative expenses	122		20	(6)	136
Interest expense	38		13		51

	2,274		33	(15)	2,292

Income (loss) before income taxes	44		(11)	—	33
Income tax benefit (expense)	(11)		14		3
Minority interest	(3)				(3)
Equity in earnings of affiliates	20		6	(9)	17

Income from continuing operations	50		9	(9)	50
Income from discontinued operations	13				13

Net income	$63		$9	$(9)	$63

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Statement of Income (Unaudited)
(in millions)

	Three Months Ended March 31, 2003
	Dana
	with DCC on			Elimination	Dana
	Equity Basis	DCC		Entries	Consolidated
Net sales	$1,976	$		$	$1,976
Other income	13		38	(22)	29

	1,989		38	(22)	2,005

Costs and expenses
Cost of sales	1,814			(13)	1,801
Selling, general and administrative expenses	116		29	(9)	136
Interest expense	42		17		59

	1,972		46	(22)	1,996

Income (loss) before income taxes	17		(8)	—	9
Income tax benefit (expense)	(6)		18		12
Minority interest	(2)				(2)
Equity in earnings of affiliates	27		6	(16)	17

Income from continuing operations	36		16	(16)	36
Income from discontinued operations	5				5

Net income	$41		$16	$(16)	$41

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Balance Sheet (Unaudited)
(in millions)

	March 31, 2004
	Dana
	with DCC on		Elimination		Dana
Assets	Equity Basis	DCC	Entries		Consolidated
Current assets
Cash and cash equivalents	$451	$95	$		$546
Accounts receivable
Trade	1,334				1,334
Other	280	37		(21)	296
Inventories	736				736
Asset of discontinued operations	1,283				1,283
Other current assets	364	204		(181)	387

Total current assets	4,448	336		(202)	4,582

Investment in leases		701		(171)	530
Investments and other assets	2,577	551		(885)	2,243
Property, plant and equipment, net	1,992	19		171	2,182

Total assets	$9,017	$1,607		$(1,087)	$9,537

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable	$172	$189	$		$361
Accounts payable	1,242				1,242
Liabilities of discontinued operations	328				328
Other current liabilities	1,200	35		(202)	1,033

Total current liabilities	2,942	224		(202)	2,964

Long-term debt	2,099	489			2,588
Deferred employee benefits and other noncurrent liabilities	1,779	592		(585)	1,786
Minority interest	97	2			99
Shareholders’ equity	2,100	300		(300)	2,100

Total liabilities and shareholders’ equity	$9,017	$1,607		$(1,087)	$9,537

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Condensed Consolidating Balance Sheet (Unaudited)
(in millions)

	December 31, 2003
	Dana
	with DCC on		Elimination		Dana
Assets	Equity Basis	DCC	Entries		Consolidated
Current assets
Cash and cash equivalents	$664	$67	$		$731
Accounts receivable
Trade	1,048				1,048
Other	300	26			326
Inventories	743				743
Assets of discontinued operations	1,254				1,254
Other current assets	399	212		(180)	431

Total current assets	4,408	305		(180)	4,533

Investment in leases		802		(180)	622
Investments and other assets	2,580	559		(887)	2,252
Property, plant and equipment, net	2,014	16		180	2,210

Total assets	$9,002	$1,682		$(1,067)	$9,617

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable	$260	$233	$		$493
Accounts payable	1,076				1,076
Liabilities of discontinued operations	307				307
Other current liabilities	1,235	34		(180)	1,089

Total current liabilities	2,878	267		(180)	2,965

Long-term debt	2,087	518			2,605
Deferred employee benefits and other noncurrent liabilities	1,893	604		(596)	1,901
Minority interest	94	2			96
Shareholders’ equity	2,050	291		(291)	2,050

Total liabilities and shareholders’ equity	$9,002	$1,682		$(1,067)	$9,617

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts reported for Dana Corporation on a fully consolidated basis.

Dana Corporation
Consolidating Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Three Months Ended March 31, 2004
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Sources
Net income (loss)	$63	$9	$(9)	$63
Depreciation	83	10		93
Asset sales	14	89		103
Working capital decrease (increase)	(180)	(8)	(11)	(199)

	(20)	100	(20)	60

Uses
Capital spend	(76)	(3)		(79)
Dividends	(18)			(18)
Restructuring cash payments	(23)			(23)
Net changes in other accounts	16	(22)	20	14

	(101)	(25)	20	(106)

Cash change in net debt	$(121)	$75	$—	$(46)

Analysis of components of increase (decrease) in net debt:
Net change in short-term debt	$145	$(30)	$	$115
Net payments on long-term debt	(237)	(17)		(254)
Change in cash — continuing operations	213	(28)		185

Cash change in net debt	121	(75)	—	46
Non-cash changes in net debt	16	(27)		(11)

Total change in net debt	$137	$(102)	$—	$35

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts presented for Dana Corporation on a fully consolidated basis.

Dana Corporation
Consolidating Cash Flow Impact on Net Debt (Unaudited)
(in millions)

	Three Months Ended March 31, 2003
	Dana
	with DCC on		Elimination	Dana
	Equity Basis	DCC	Entries	Consolidated
Sources
Net income	$41	$16	$(16)	$41
Depreciation	86	17		103
Asset sales	24	80		104
Working capital increase	(192)	(8)	7	(193)

	(41)	105	(9)	55

Uses
Capital spend	(72)	(5)	1	(76)
Dividends	(1)			(1)
Restructuring cash payments	(44)			(44)
Net changes in other accounts	(8)	(2)	8	(2)

	(125)	(7)	9	(123)

Cash change in net debt	$(166)	$98	$—	$(68)

Analysis of components of increase (decrease) in net debt:
Net change in short-term debt	$(157)	$70	$	$(87)
Payments on long term debt		6		6
Change in cash — continuing operations	(9)	22		13

Cash change in net debt	(166)	98	—	(68)
Non-cash changes in net debt	(8)			(8)

Total change in net debt	$(174)	$98	$—	$(76)

This consolidating statement provides a reconciliation of the amounts presented for Dana with Dana Credit Corporation (DCC) on an equity basis to amounts presented for Dana Corporation on a fully consolidated basis.

Investor Relations
Dana Corporation
Quarterly Financial Information (Unaudited)
Q1 — 2004
(in millions)

	External Sales		Inter-Segment Sales		EBIT		Operating PAT		Net Profit		Net Assets
	04	03	04	03	04	03	04	03	04	03	04	03
Automotive Systems Group	$1,712	$1,507	$45	$36	$103	$76	$71	$57	$39	$27	$3,031	$2,888
Heavy Vehicle Technologies and Systems Group	578	455	9	21	39	25	24	15	10	4	637	631
Dana Commercial Credit							7	6	7	6	301	287
Other	21	14	2	1	(61)	(45)	(54)	(52)	(8)	(11)	(29)	18

Continuing Operations	2,311	1,976	56	58	81	56	48	26	48	26	3,940	3,824

Discontinued Operations					25	12	13	5	13	5
Unusual Items Excluded from Performance Measurement					(1)	—	2	10	2	10

Consolidated	$2,311	$1,976	$56	$58	$105	$68	$63	$41	$63	$41	$3,940	$3,824

North America	$1,594	$1,409	$27	$24	$83	$54	$54	$32	$24	$5	$2,165	$2,209
Europe	438	361	30	19	30	29	22	25	14	18	1,136	993
South America	130	86	44	38	18	8	11	5	9	3	312	269
Asia Pacific	149	120	1	1	8	11	5	7	2	4	183	164
Dana Commercial Credit							7	6	7	6	301	287
Other					(58)	(46)	(51)	(49)	(8)	(10)	(157)	(98)

Continuing Operations	2,311	1,976	102	82	81	56	48	26	48	26	3,940	3,824
Discontinued Operations					25	12	13	5	13	5
Unusual Items Excluded from Performance Measurement					(1)	—	2	10	2	10

Consolidated	$2,311	$1,976	$102	$82	$105	$68	$63	$41	$63	$41	$3,940	$3,824

Information for Discontinued Operations	510	547	4	4							945	1,056

See Notes 22 in Dana’s 2003 Annual Report for further information (WWW.Dana.Com)

FOR MORE INFORMATION
(WWW.Dana.Com) - Dial-For-Dana U.S. or Canada 800-537-8823; OH 800-472-8810
E-Mail Michelle.Hards@Dana.com or Karen.Crawford@Dana.Com
Dana Investor Relations 419-535-4635